As filed with the Securities and Exchange Commission on June 23, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Point Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	27-0599397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300

Aliso Viejo, California 92656

Tel: (949) 349-1000

(Address of Principal Executive Offices, including zip code)

Five Point Holdings, LLC 2016 Incentive Award Plan

(Full title of the plan)

Michael A. Alvarado

Chief Legal Officer, Vice President and Secretary

Five Point Holdings, LLC

25 Enterprise, Suite 300

Aliso Viejo, California 92656

(Name and address of agent for service)

Tel: (949) 349-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Shares	6,839,108	$14.36	$98,209,590.88	$11,382.49

(1)	This registration statement covers, in addition to the number of Class A common shares (“Class A Common Shares”) of Five Point Holdings, LLC (the “Registrant”) stated above, options and other rights to purchase or acquire Class A Common Shares covered by this registration statement and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of Class A Common Shares that may be offered or issued pursuant to the Five Point Holdings, LLC 2016 Incentive Award Plan (the “Plan”) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding Class A Common Shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices reported for the Class A Common Shares on the New York Stock Exchange on June 19, 2017, which was $14.36.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)   The Registrant’s final prospectus filed on May 11, 2017 pursuant to Rule 424(b) promulgated under the Securities Act relating to the Registrant’s registration statement on Form S-11, as amended (File No. 333-217213);

(b)   The description of the Registrant’s Class A Common Shares contained in the Registrant’s registration statement on Form 8-A filed with the SEC on May 5, 2017 (File No. 001-38088), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description;

(c)   The Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2017; and

(d)   The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on June 22, 2017.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 108 of the Delaware Limited Liability Company Act empowers the Registrant to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever, except as set forth in the limited liability company agreement. The Registrant’s Second Amended and Restated Limited Liability Company Agreement ( the “operating agreement”) provides that the Registrant’s directors and officers are not liable to Registrant or its shareholders unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such director or officer breached his or her duty of loyalty or committed an act or omission in bad faith or which involved intentional misconduct or a knowing violation of law.

The operating agreement includes provisions that indemnify the Registrant’s directors and officers against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any of the Registrant’s directors or officers may be involved, or is threatened to be involved, as a party or otherwise, by reason of being or having been one of the Registrant’s directors or officers. However, the Registrant’s directors and officers shall not be indemnified if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such director or officer is seeking indemnification, the director or officer breached his or her duty of loyalty or committed an act or omission in bad faith or which involved intentional misconduct or a knowing violation of law.

The operating agreement also provides that expenses (including legal fees and expenses) incurred by the Registrant’s officers and directors in defending or otherwise participating in any indemnification claim, demand, action, suit or proceeding shall be advanced by the Registrant, prior to a final and non-appealable determination that such director and officer is not entitled to be indemnified, upon receipt by the Registrant of an undertaking by or on behalf of such director or officer to repay such amounts if it ultimately shall be determined that such director or officer is not entitled to be indemnified.

The Registrant has entered into indemnification agreements with each of its executive officers and directors in which Registrant agrees to indemnify its executive officers and directors against all expenses and liabilities, and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding, if they are made or threatened to be made a party to a proceeding by reason of their service to the Registrant, unless a court of competent jurisdiction determines that the director or officer acted in bad faith or engaged in fraud or willful misconduct. The Registrant is also expressly authorized to carry directors’ and officers’ liability insurance to protect the Registrant, its directors, officers and certain employees against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-8:

Exhibit	Exhibit Description

4.1	Certificate of Formation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on April 7, 2017 (File No. 333-217213))

4.2	Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants

23.3	Consent of Deloitte & Touche LLP, independent auditors

23.4	Consent of Deloitte & Touche LLP, independent auditors

23.5	Consent of Deloitte & Touche LLP, independent auditors

24.1	Power of Attorney (included on the signature page hereto)

99.1	Five Point Holdings, LLC 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 (File No. 333-217213))

Item 9.	Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on June 23, 2017.

FIVE POINT HOLDINGS, LLC

By:	/s/ Emile Haddad
Name: Emile Haddad
Title: Principal Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Emile Haddad and Michael Alvarado, or any of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Emile Haddad Emile Haddad	Principal Executive Officer and Director (Principal Executive Officer)	June 23, 2017

/s/ Erik Higgins Erik Higgins	Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2017

/s/ Rick Beckwitt Rick Beckwitt	Director	June 23, 2017

/s/ Kathleen Brown Kathleen Brown	Director	June 23, 2017

/s/ William Browning William Browning	Director	June 23, 2017

/s/ Evan Carruthers Evan Carruthers	Director	June 23, 2017

/s/ Jonathan Foster Jonathan Foster	Director	June 23, 2017

/s/ Gary Hunt Gary Hunt	Director	June 23, 2017

/s/ Jon Jaffe Jon Jaffe	Director	June 23, 2017

/s/ Stuart A. Miller Stuart A. Miller	Director	June 23, 2017

/s/ Michael Rossi Michael Rossi	Director	June 23, 2017

/s/ Michael Winer Michael Winer	Director	June 23, 2017

EXHIBIT INDEX

Exhibit	Exhibit Description

4.1	Certificate of Formation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on April 7, 2017 (File No. 333-217213))

4.2	Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants

23.3	Consent of Deloitte & Touche LLP, independent auditors

23.4	Consent of Deloitte & Touche LLP, independent auditors

23.5	Consent of Deloitte & Touche LLP, independent auditors

24.1	Power of Attorney (included on the signature page hereto)

99.1	Five Point Holdings, LLC 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed on April 7, 2017 (File No. 333-217213))